         UNITED STATES BANKRUPTCY COURT
         SOUTHERN DISTRICT OF NEW YORK
         -----------------------------------X

         In re                              :
                                                 Chapter 11 Case No.
         THE LESLIE FAY COMPANIES,          :    93 B 41724 et seq. (TLB)
         INC., et al.,                           Jointly Administered
                                            :
                        Debtors.
                                            :

         -----------------------------------X








                    SECOND SUPPLEMENTAL DISCLOSURE STATEMENT FOR
                      THIRD AMENDED AND RESTATED JOINT PLAN OF
                     REORGANIZATION FOR DEBTORS PURSUANT TO
                     CHAPTER 11 OF THE UNITED STATES BANKRUPTCY
                  CODE PROPOSED BY DEBTORS AND CREDITORS' COMMITTEE













         WEIL, GOTSHAL & MANGES LLP       WACHTELL, LIPTON, ROSEN & KATZ
         Attorneys for Debtors and        Attorneys for the Official
           Debtors in Possession          Committee of Unsecured Creditors
         767 Fifth Avenue                   of The Leslie Fay Companies, Inc.
         New York, New York  10153        51 West 52nd Street
         (212) 310-8000                   New York, New York  10019
                                          (212) 403-1000

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

         A.   INTRODUCTION

                   The Leslie Fay Companies, Inc., Hue, Inc., Spitalnick Corp., Leslie Fay Licensing Corp., Leslie Fay Retail Outlets, Inc., Leslie Fay Factory Outlet (Alabama), Inc., Leslie Fay Factory Outlet (California), Inc., Leslie Fay Factory Outlet (Iowa), Inc. and Leslie Fay Factory Outlet (Tennessee), Inc. submit this Second Supplemental Disclosure Statement, dated February 28, 1997, in connection with the solicitation of acceptances for the Third Amended and Restated Joint Plan of Reorganization for Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, dated February 28, 1997 (the "Third Amended Plan"). A Modification of Second Amended Joint Plan of Reorganization for Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, dated February 28, 1997 (the "Second Modification"), a copy of which is annexed hereto as Exhibit "1", sets forth the modifications to the Second Amended and Restated Joint Plan of Reorganization for Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, dated February 3, 1997 (the "Second Amended Plan"). The Debtors have previously filed and mailed to all Creditors (i) the Disclosure Statement, dated December 5, 1996, in connection with the Amended Joint Plan of Reorganization for the Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, dated December 5, 1996 (the "First Amended Plan") and (ii) the Supplemental Disclosure Statement, dated February 3, 1997 (the "First Supplemental Disclosure Statement"), in connection with the Second Amended and Restated Joint Plan of Reorganization for Debtors Pursuant to Chapter 11 of the United Stated Bankruptcy Code, dated February 3, 1997 (the "Second Amended Plan"). As
         Exhibit 1 to the First Supplemental Disclosure Statement, the Debtors prepared a Modification of Amended Joint Plan of Reorganization for Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, dated February 3, 1997 (the "First Modification"), which set forth modifications to the First Amended Plan. Unless otherwise defined herein, capitalized terms used herein shall have the same meanings ascribed to them in the Second Amended Plan, as modified by the Second Modification, the First Supplemental Disclosure Statement and the Disclosure Statement. By order, dated March 3, 1997 (the "Second Supplemental Disclosure Order"), a copy of which is annexed hereto as Exhibit "2", the Second Supplemental Disclosure Statement was approved by the Bankruptcy Court in accordance with section 1125 of the Bankruptcy Code.

                   This Second Supplemental Disclosure Statement is intended to
         (i) advise all Creditors of the substance and purpose of the amendments to the Second Amended Plan and (ii) to inform all Creditors in Class 3 (Bank Claims), Class 4 (Senior Note Claims), Class 5 (Senior Subordinated Note Claims) and Class 6 (General Unsecured Claims) who voted either to accept or reject the First Amended Plan and/or the Second Amended Plan of their opportunity to change such votes or, if such Creditors did not previously vote on the First Amended and/or the Second Amended Plan, to inform them of their opportunity to vote to accept or reject the Third Amended Plan. THIS SECOND SUPPLEMENTAL DISCLOSURE STATEMENT SHOULD BE READ IN ITS ENTIRETY AND IN CONJUNCTION WITH THE SECOND MODIFICATION, THE FIRST MODIFICATION, THE FIRST SUPPLEMENTAL DISCLOSURE STATEMENT AND THE DISCLOSURE STATEMENT PREVIOUSLY MAILED TO YOU.

                   The statements contained in this Second Supplemental Disclosure Statement are made as of the date hereof unless otherwise specified herein, and the delivery of this Second Supplemental Disclosure Statement does not imply that there has been no change in the information set forth herein since such date. This Second Supplemental Disclosure Statement has been prepared by the Debtors in consultation with the Creditors' Committee. Except to the extent described herein, the information set forth in the First Supplemental Disclosure Statement and the Disclosure Statement remains accurate as of the date of the Disclosure Statement, including the financial projections, valuations and liquidation analysis. HOLDERS OF CLAIMS ENTITLED TO VOTE (CLASS 3 (BANK CLAIMS), CLASS 4 (SENIOR NOTE CLAIMS), CLASS 5 (SENIOR SUBORDINATED NOTE CLAIMS) AND CLASS 6 (GENERAL UNSECURED CLAIMS)) SHOULD READ THIS SECOND SUPPLEMENTAL DISCLOSURE STATEMENT CAREFULLY, IN ITS ENTIRETY AND, WHERE POSSIBLE, CONSULT WITH COUNSEL, PRIOR TO CHANGING ANY VOTE PREVIOUSLY CAST IN RESPECT OF THE FIRST AMENDED PLAN AND/OR THE SECOND AMENDED PLAN, AND BEFORE VOTING ON THE THIRD AMENDED PLAN FOR THE FIRST TIME.

         B.   DESCRIPTION OF AMENDMENTS TO THE PLAN

                   Prior to the Effective Date, the Leslie Fay Dress Division, the Leslie Fay Sportswear Division and Licensing (collectively, the "Leslie Fay Divisions") and Sassco are owned by the same corporate entity, Leslie Fay. The Third Amended Plan provides for the restructuring of the Leslie Fay Divisions and the transfer of Sassco to Leslie Fay's creditors.

                   The terms of the First Amended Plan and Second Amended Plan took into account Reorganized Leslie Fay's working capital requirements projected as of December 31, 1996. As a consequence of the delay of the Effective Date, a mechanism is needed to account for changes in working capital of Sassco and the Leslie Fay Divisions projected as of December 31, 1996.

                   Accordingly, the Second Amended Plan is being amended to provide that, to the extent any increase in Reorganized Leslie Fay's net assets for the period through the Effective Date exceeds the net operating profit of the Leslie Fay Divisions for the period through the Effective Date (or any decrease in such net assets is less than such Divisions' net operating loss), Reorganized Leslie Fay will pay the difference to New Sassco no later than forty-five (45) days after the Effective Date. This would reflect that Reorganized Leslie Fay's net working capital was higher than it would have been had such capital been derived exclusively from the Leslie Fay Divisions' earnings, and therefore the change in Leslie Fay's net working capital effectively reduced the Sassco assets.

                   Conversely, to the extent any increase in Reorganized Leslie Fay's net assets for the period through the Effective Date is less than the net operating profit of the Leslie Fay Divisions for the period through the Effective Date (or any decrease in such net assets is more than such Divisions' net operating loss), New Sassco will pay the difference to Reorganized Leslie Fay no later than forty-five (45) days after the Effective Date. This would reflect that Reorganized Leslie Fay's working capital was lower than it would have been had it been derived exclusively from the Leslie Fay Divisions' earnings, and therefore the change in Leslie Fay's net working capital effectively increased the Sassco assets.

                   Thus, the changes effected by the Second Modification are intended to maintain the same balance between the assets of New Sassco and Reorganized Leslie Fay as was projected in the Disclosure Statement. Therefore, because both Reorganized Leslie Fay and New Sassco will be owned by the same Creditors in the same proportion on the Effective Date, the adjustment of assets contemplated by the Second Amended Plan should not adversely affect the Creditors' economic interests in the combined shareholdings of Reorganized Leslie Fay and New Sassco as of the Effective Date.

                   This Second Supplemental Disclosure Statement summarizes the pertinent terms of the Third Amended Plan, which summary is qualified in its entirety by reference to the full text of the Third Amended Plan, and if any inconsistency exists between the terms and provisions of the Third Amended Plan and this Second Supplemental Disclosure Statement, the terms and provisions of the Third Amended Plan are controlling. If you wish a copy of the Third Amended Plan, please call Mr. John Caliolo, c/o The Leslie Fay Companies, Inc., at (212) 221-4276.

                   The Proponents believe that prompt confirmation and implementation of the Third Amended Plan is in the best interests of the Debtors, all Creditors and Equity Interest holders and the Debtors' chapter 11 estates. Moreover, the Proponents believe that, upon consummation of the Third Amended Plan, Reorganized Leslie Fay and New Sassco, taken together, will be able to provide a substantial long-term return on Creditors' Claims.

         C.   RE-SOLICITATION OF VOTES

                   Accompanying this Second Supplemental Disclosure Statement is a ballot for either (i) changing your vote(s) on the First Amended Plan and/or the Second Amended Plan, as the case may be, or (ii) casting your vote(s) on the Third Amended Plan if you did not previously vote on the First Amended Plan or the Second Amended Plan. AS DISCUSSED FULLY IN THE DISCLOSURE STATEMENT AND THE FIRST SUPPLEMENTAL DISCLOSURE STATEMENT, BALLOTS FOR ACCEPTANCE OR REJECTION OF THE PLAN ARE BEING PROVIDED ONLY TO HOLDERS OF CLAIMS IN CLASS 3 (BANK CLAIMS), CLASS 4 (SENIOR NOTE CLAIMS), CLASS 5 (SENIOR SUBORDINATED NOTE CLAIMS) AND CLASS 6 (GENERAL UNSECURED CLAIMS), BECAUSE THEY ARE THE ONLY HOLDERS OF CLAIMS THAT MAY VOTE TO ACCEPT OR REJECT THE PLAN.

                   ONLY THOSE CREDITORS IN CLASS 3 (BANK CLAIMS), CLASS 4 (SENIOR NOTE CLAIMS), CLASS 5 (SENIOR SUBORDINATED NOTE CLAIMS) OR CLASS 6 (GENERAL UNSECURED CLAIMS) WHO WISH TO CHANGE THEIR PRIOR VOTES ON THE FIRST AMENDED PLAN AND/OR THE SECOND AMENDED PLAN OR WHO WISH TO VOTE FOR THE FIRST TIME, NEED TO VOTE USING THE ENCLOSED BALLOT. PURSUANT TO THE SECOND SUPPLEMENTAL DISCLOSURE ORDER, ALL VOTES CAST TO EITHER ACCEPT OR REJECT THE

         FIRST AMENDED PLAN OR THE SECOND AMENDED PLAN WILL BE DEEMED TO BE VOTES CAST TO EITHER ACCEPT OR REJECT THE THIRD AMENDED PLAN, UNLESS A NEW BALLOT CHANGING THE VOTE IS TIMELY RETURNED TO THE LESLIE FAY COMPANIES, INC. IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH BELOW AND ON THE BALLOTS. A TIMELY RECEIVED NEW BALLOT WILL SUPERSEDE ANY PREVIOUSLY RECEIVED BALLOTS. After carefully reviewing this Second Supplemental Disclosure Statement, if you decide to change your previously cast vote in respect of the First Amended Plan and/or the Second Amended Plan, or to vote for the first time in respect of the Third Amended Plan, please indicate your vote and, where relevant, your election of distribution, on the enclosed Ballot and return it in the envelope provided. Voting procedures and requirements are explained in greater detail on the Ballot and the instructions of the reverse side of the Ballot. IF YOU DECIDE TO CHANGE YOUR VOTE OR VOTE FOR THE FIRST TIME, PLEASE RETURN YOUR BALLOT TO:

         BY MAIL:                       LESLIE FAY PLAN BALLOTS
                                        POST OFFICE BOX 1436
                                        NEW YORK, NEW YORK  10018-1436
                                        ATTN:  JOHN J. CALIOLO

         BY HAND DELIVERY:
                                        LESLIE FAY PLAN BALLOTS
                                        1412 BROADWAY, 2ND FLOOR
                                        NEW YORK, NEW YORK  10018-5281


         IN ORDER TO BE COUNTED, BALLOTS MUST BE RECEIVED BY 5:00 P.M. (EASTERN STANDARD TIME) ON MARCH 14, 1997. ANY EXECUTED BALLOTS WHICH ARE TIMELY RECEIVED BUT WHICH DO NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE THIRD AMENDED PLAN SHALL BE DEEMED TO CONSTITUTE AN ACCEPTANCE OF THE THIRD AMENDED PLAN. IF YOU MUST RETURN YOUR BALLOT TO YOUR BANK OR BROKER, OR THE AGENT OF EITHER, YOU MUST RETURN YOUR BALLOT TO THEM IN SUFFICIENT TIME FOR THEM TO PROCESS IT AND RETURN IT TO LESLIE FAY PLAN BALLOTS BY THE VOTING DEADLINE. IF YOU ARE THE HOLDER OF A CLAIM IN CLASS 3 (BANK CLAIMS), CLASS 4 (SENIOR NOTE CLAIMS), CLASS 5 (SENIOR SUBORDINATED NOTE CLAIMS) OR CLASS 6 (GENERAL UNSECURED CLAIMS) AND HAVE ANY QUESTIONS CONCERNING VOTING PROCEDURES, OR DID NOT RECEIVE A BALLOT, RECEIVED A DAMAGED OR ILLEGIBLE BALLOT, OR LOST YOUR BALLOT; OR IF YOU ARE A PARTY IN INTEREST AND HAVE ANY QUESTIONS CONCERNING THE SECOND SUPPLEMENTAL DISCLOSURE STATEMENT, THE THIRD AMENDED PLAN OR THE VOTING PROCEDURES IN RESPECT THEREOF, PLEASE CONTACT MR. JOHN J. CALIOLO, C/O THE LESLIE FAY COMPANIES, INC., AT (212) 221-4276.

                   Additional copies of this Second Supplemental Disclosure Statement are available upon written request to:

                        Mr. John J. Caliolo
                        The Leslie Fay Companies, Inc.
                        1412 Broadway, 2nd Floor
                        New York, New York  10018-5281


                   APPROVAL OF THIS SECOND SUPPLEMENTAL DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE THIRD AMENDED PLAN. No solicitation of votes may be made except pursuant to the Second Supplemental Disclosure Statement, the First Supplemental Disclosure Statement, the Disclosure Statement and section 1125 of the Bankruptcy Code. In the event any Creditor wishes to change its vote or vote, such Creditor should not rely on any information relating to the Debtors and their businesses, other than that contained in this Second Supplemental Disclosure Statement, the First Supplemental Disclosure Statement, the Disclosure Statement, the Third Amended Plan and all exhibits thereto, and the Second Modification.

         D.   CONFIRMATION HEARING

                   On February 25, 1997, the Confirmation Hearing commenced in connection with the Second Amended Plan with the intent of confirming the Second Amended Plan (which will be superseded by the Third Amended
         Plan), subject to the voting results in connection with the Third Amended Plan. By order of the Bankruptcy Court, the Confirmation Hearing has been scheduled for March 18, 1997, at 2:00 p.m., Eastern Standard Time, in Room 723 of the United States Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement made at the Confirmation Hearing or any adjournment thereof.

                   Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a plan. Any objection to confirmation of the Third Amended Plan incorporating only those solely to the modifications described in the Second Modification must be in writing, conform to the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court, set forth the name of the objectant, the nature and amount of Claims or Equity Interests held or asserted by the objectant against each of the Debtors' estates or property, the basis for the objection and the specific grounds therefor, and be filed with the Bankruptcy Court, with two (2) copies delivered directly to chambers, together with proof of service thereof, and served upon (i) Weil, Gotshal & Manges LLP, Attorneys for the Debtors, 767 Fifth Avenue, New York, New York 10153, Attention: Alan B. Miller, Esq.; (ii) Wachtell, Lipton, Rosen & Katz, Attorneys for the Official Committee of Unsecured Creditors, 51 West 52nd Street, New York, New York 10019, Attention: Chaim J. Fortgang, Esq.; (iii) Bingham, Dana & Gould, Attorneys for the Debtors' Post- Petition Date Lenders, 150 Federal Street, Boston, Massachusetts 02110, Attention:
         Robert A.J. Barry, Jr., Esq.; and (iv) The United States Trustee for the Southern District of New York, 80 Broad Street, New York, New York 10004, Attention: Diana Adams, Esq., so as to be received no later than 5:00 P.M., Eastern Standard Time, on March 14, 1997. All other prior objections to either the First Amended Plan and/or the Second Amended Plan are being addressed at the Confirmation Hearing.

                   Objections to confirmation of the Third Amended Plan are governed by Federal Rule of Bankruptcy Procedure 9014. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

                                   CONCLUSION

                   The Debtors believe that the Third Amended Plan is in the best interests of all Creditors and Equity Interest Holders and urge the holders of impaired Claims in Classes 3, 4, 5 and 6, to the extent such holders have not previously voted in support of the First Amended Plan and/or the Second Amended Plan, to vote to accept the Third Amended Plan and to evidence such acceptance by returning their ballots so that they will be actually received on or before 5:00 p.m., Eastern Standard Time, on March 14, 1997.

         Dated:  New York, New York
                 February 28, 1997


                                         Respectfully submitted,

                                         THE LESLIE FAY COMPANIES, INC.


                                         By: /s/ John J. Pomerantz
                                            ------------------------------------
                                            Name:  John J. Pomerantz
                                            Title:  Chairman


                                         LESLIE FAY LICENSING CORP.


                                         By: /s/ John J. Pomerantz
                                            ------------------------------------
                                            Name:  John J. Pomerantz
                                            Title:  Chairman


                                         HUE, INC.


                                         By: /s/ John J. Pomerantz
                                            ------------------------------------
                                            Name:  John J. Pomerantz
                                            Title:  Chairman


                                         SPITALNICK CORP.


                                         By: /s/ John J. Pomerantz
                                            ------------------------------------
                                            Name:  John J. Pomerantz
                                            Title:  Chairman


                                         LESLIE FAY RETAIL OUTLETS, INC.


                                         By: /s/ John J. Pomerantz
                                            ------------------------------------
                                            Name:  John J. Pomerantz
                                            Title:  Chairman

                                         LESLIE FAY FACTORY OUTLET
                                         (ALABAMA), INC.


                                         By: /s/ John J. Pomerantz
                                            ------------------------------------
                                            Name:  John J. Pomerantz
                                            Title:  Chairman


                                         LESLIE FAY FACTORY OUTLET
                                         (CALIFORNIA), INC.


                                         By: /s/ John J. Pomerantz
                                            ------------------------------------
                                            Name:  John J. Pomerantz
                                            Title:  Chairman


                                         LESLIE FAY FACTORY OUTLET
                                         (IOWA), INC.


                                         By: /s/ John J. Pomerantz
                                            ------------------------------------
                                            Name:  John J. Pomerantz
                                            Title:  Chairman


                                         LESLIE FAY FACTORY OUTLET
                                         (TENNESSEE), INC.


                                         By: /s/ John J. Pomerantz
                                            ------------------------------------
                                            Name:  John J. Pomerantz
                                            Title:  Chairman


         /s/ Alan B. Miller              /s/ Chaim J. Fortgang
         ------------------------        ---------------------------
         ALAN B. MILLER (AM 2817)        CHAIM J. FORTGANG (CF 0895)
         A Member of the Firm            A Member of the Firm
         WEIL, GOTSHAL & MANGES LLP      WACHTELL, LIPTON, ROSEN & KATZ
         Attorneys for Debtors and       Attorneys for the Official
           Debtors in Possession           Committee of Unsecured Creditors
         767 Fifth Avenue                  of The Leslie Fay Companies, Inc.
         New York, New York  10153       51 West 52nd Street
         (212) 310-8000                  New York, New York  10019
                                         (212) 403-1000

                                   EXHIBIT 1

                  TO SECOND SUPPLEMENTAL DISCLOSURE STATEMENT

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

         UNITED STATES BANKRUPTCY COURT
         SOUTHERN DISTRICT OF NEW YORK
         -----------------------------------X

         In re                              :
                                                Chapter 11 Case No.
         THE LESLIE FAY COMPANIES, INC.,    :   93 B 41724 et seq. (TLB)
         et al.,                                (Jointly Administered)
                                            :
                               Debtors.
         -----------------------------------X








               MODIFICATION OF SECOND AMENDED AND RESTATED JOINT PLAN OF
            REORGANIZATION FOR DEBTORS PURSUANT TO CHAPTER 11 OF THE UNITED
          STATES BANKRUPTCY CODE PROPOSED BY DEBTORS AND CREDITORS' COMMITTEE










         WEIL, GOTSHAL & MANGES LLP       WACHTELL, LIPTON, ROSEN & KATZ
         Attorneys for Debtors            Attorneys for the Official
           in Possession                    Committee of Unsecured Creditors
         767 Fifth Avenue                   of The Leslie Fay Companies, Inc.
         New York, New York  10153        51 West 52nd Street
         (212) 310-8000                   New York, New York  10019
                                          (212) 403-1000

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                   The Leslie Fay Companies, Inc., Hue, Inc., Spitalnick Corp., Leslie Fay Licensing Corp., Leslie Fay Retail Outlets, Inc., Leslie Fay Factory Outlet (Alabama), Inc., Leslie Fay Factory Outlet (California), Inc., Leslie Fay Factory Outlet (Iowa), Inc., Leslie Fay Factory Outlet (Tennessee), Inc. and The Official Committee of Unsecured Creditors of The Leslie Fay Companies, Inc. hereby modify and amend the Second Amended and Restated Joint Plan of Reorganization for Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code Proposed by Debtors and Creditors' Committee, dated February 3, 1997 (the "Second Amended Plan"),(1) as follows:

                        1. Section 1.40 of the Second Amended Plan, entitled "Consummation Cash Shortfall Amount", shall be amended by deleting "Twenty-Five Million Dollars ($25,000,000)" in the first and second lines of the Second Amended Plan and substituting in its entirety "Six Million Four Hundred Forty-Five Thousand Dollars ($6,445,000)".

                        2. A new Section 1.127, entitled "Reorganized Leslie Fay Earnings Adjustment", shall be added to the Second Amended Plan, which shall read as follows:

                        "Reorganized Leslie Fay Earnings Adjustment. An amount
                   which may be positive or negative equal to (i) the 1997 net operating profit or net operating loss of the Leslie Fay Dress Division, the Leslie Fay Sportswear Division and Licensing through the Effective Date minus (ii) One Million Seven Hundred Thousand Dollars ($1,700,000)."

                   3. Sections 1.127 through 1.33 of the Second Amended Plan shall be renumbered, consecutively, Sections 1.28 through 1.34 of the Second Amended Plan.

                   4. A new Section 1.135, entitled "Reorganized Leslie Fay Net Asset Amount", shall be added to the Second Amended Plan, which shall read as follows:

                        "Reorganized Leslie Fay Net Asset Amount. An amount
                   equal to the excess of total assets (including, without limitation, the outstanding principal amounts of the New Sassco Intercompany Note payable to Reorganized Leslie Fay) over total liabilities of Reorganized Leslie Fay as recorded on Reorganized Leslie Fay's books as of the Effective Date, before any application of "fresh start" or "purchase accounting" adjustments."

                   5. Sections 1.135 through 1.191 of the Second Amended Plan shall be renumbered, consecutively, Sections 1.136 through 1.192 of the Second Amended Plan.

                   6. Section 1.161 of the Second Amended Plan, entitled "Sassco Assets", shall be amended by adding thereto, after the word "Liabilities", the following:

                   ", including the Working Capital Adjustment Amount."

                   7. A new Section 1.93, entitled "Working Capital Adjustment Amount", shall be added to the Second Amended Plan, which shall read as follows:


         ------------------
         (1) Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings ascribed to them in the Second Amended Plan.

                        "Working Capital Adjustment Amount. An amount, which may
                   be positive or negative, equal to (a) the Reorganized Leslie Fay Net Asset Amount minus (b) the sum of (i) Forty Nine Million Three Hundred Thousand Dollars ($49,300,000) and (ii) the Reorganized Leslie Fay Earnings Adjustment."

                   8. A new Section 3.3, entitled "Post-Effective Date Adjustment", shall be added to the Second Amended Plan, which shall read as follows:

                        "Post-Effective Date Adjustment. Within forty-five (45)
                   days after the Effective Date, Reorganized Leslie Fay and New Sassco shall determine the Working Capital Adjustment Amount, which amount shall be paid, within three (3) Business Days after such determination, by (i) Reorganized Leslie Fay to New Sassco, if the Working Capital Adjustment Amount is positive or (ii) New Sassco to Reorganized Leslie Fay if the Working Capital Adjustment Amount is negative. In the event Reorganized Leslie Fay and New Sassco are unable to agree upon the Working Capital Adjustment Amount, CIBC Wood Gundy (or such other mutually agreeable disinterested third party) shall resolve the dispute, and such decision shall be final and binding on both parties."

                   9. Section 39.1 of the Second Amended Plan, entitled "Directors", shall be amended by deleting "4.6" in the fourth line of the Second Amended Plan, and substituting in its entirety "4.5".

                   10. Except as expressly set forth herein, the provisions of the Second Amended Plan shall remain in full force and effect in the form filed with the Court on February 3, 1997.

         Dated:   New York, New York
                  February 28, 1997

                                       Respectfully submitted,

                                       THE LESLIE FAY COMPANIES, INC.


                                       By:   /s/ John J. Pomerantz
                                          --------------------------------------
                                          Name:  John J. Pomerantz
                                          Title:  Chairman


                                       LESLIE FAY LICENSING CORP.


                                       By:   /s/ John J. Pomerantz
                                          --------------------------------------
                                          Name:  John J. Pomerantz
                                          Title:  Chairman


                                       HUE, INC.


                                       By:   /s/ John J. Pomerantz
                                          --------------------------------------
                                          Name:  John J. Pomerantz
                                          Title:  Chairman


                                       SPITALNICK CORP.


                                       By:   /s/ John J. Pomerantz
                                          --------------------------------------
                                          Name:  John J. Pomerantz
                                          Title:  Chairman


                                       LESLIE FAY RETAIL OUTLETS, INC.


                                       By:   /s/ John J. Pomerantz
                                          --------------------------------------
                                          Name:  John J. Pomerantz
                                          Title:  Chairman

                                       LESLIE FAY FACTORY OUTLET
                                        (ALABAMA), INC.


                                       By:   /s/ John J. Pomerantz
                                          --------------------------------------
                                          Name:  John J. Pomerantz
                                          Title:  Chairman


                                       LESLIE FAY FACTORY OUTLET
                                        (CALIFORNIA), INC.


                                       By:   /s/ John J. Pomerantz
                                          --------------------------------------
                                          Name:  John J. Pomerantz
                                          Title:  Chairman


                                       LESLIE FAY FACTORY OUTLET
                                        (IOWA), INC.


                                       By:   /s/ John J. Pomerantz
                                          --------------------------------------
                                          Name:  John J. Pomerantz
                                          Title:  Chairman


                                       LESLIE FAY FACTORY OUTLET
                                        (TENNESSEE), INC.


                                       By:   /s/ John J. Pomerantz
                                          --------------------------------------
                                          Name:  John J. Pomerantz
                                          Title:  Chairman



           /s/ Alan B. Miller            /s/ Chaim J. Fortgang
         ------------------------      ---------------------------
         ALAN B. MILLER (AM 2817)      CHAIM J. FORTGANG (CF 0895)
         A Member of the Firm          A Member of the Firm
         WEIL, GOTSHAL & MANGES LLP    WACHTELL, LIPTON, ROSEN & KATZ
         Attorneys for Debtors and     Attorneys for the Official
           Debtors in Possession         Committee of Unsecured Creditors
         767 Fifth Avenue                of The Leslie Fay Companies, Inc.
         New York, New York  10153     51 West 52nd Street
         (212) 310-8000                New York, New York  10019
                                       (212) 403-1000

                                   EXHIBIT 2

                  TO SECOND SUPPLEMENTAL DISCLOSURE STATEMENT

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

         UNITED STATES BANKRUPTCY COURT
         SOUTHERN DISTRICT OF NEW YORK
         --------------------------------X

         In re                              :
                                                 Chapter 11 Case No.
         THE LESLIE FAY COMPANIES,          :    93 B 41724 et seq. (TLB)
         INC., et al.,                           Jointly Administered
                                            :
                        Debtors.
                                            :

         --------------------------------X

          ORDER (A) APPROVING SECOND SUPPLEMENTAL DISCLOSURE STATEMENT,
           (B) ESTABLISHING PROCEDURES FOR SOLICITATION AND TABULATION
             OF VOTES TO ACCEPT OR REJECT THIRD AMENDED AND RESTATED
                  JOINT PLAN OF REORGANIZATION AND (C) APPROVING
                      NOTICE PROCEDURES FOR CONFIRMATION OF
                            THE PLAN OF REORGANIZATION


                   Upon the motion, dated February 28, 1997 (the "Motion")(1) of The Leslie Fay Companies, Inc. ("Leslie Fay"), Spitalnick Corp., Hue, Inc., Leslie Fay Licensing Corp., Leslie Fay Retail Outlets, Inc., Leslie Fay Factory Outlet (Alabama), Inc., Leslie Fay Factory Outlet (California), Inc., Leslie Fay Factory Outlet (Iowa), Inc., and Leslie Fay Factory Outlet (Tennessee), Inc., as debtors and debtors in possession (collectively, the "Debtors"), for an order (A) approving the adequacy of the information contained in that certain Second Supplemental Disclosure Statement for Third Amended and Restated Joint Plan of Reorganization for Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, dated February 28, 1997 (the "Second Supplemental Disclosure Statement"), a copy of which is annexed hereto as Exhibit "A"; (B) establishing procedures for solicitation and tabulation of votes to accept or reject the Third Amended Plan; and (C) approving notice procedures for confirmation of the Third Amended Plan; and the Debtors and the Creditors' Committee having filed the Second Plan Modification, dated February 28, 1997, a copy of which is annexed hereto as Exhibit "B"; and it appearing that Creditors in Class 3 (Bank Claims), Class 4 (Senior Note Claims), Class 5 (Senior Subordinated Note claims) or Class 6 (General Unsecured Claims) who voted on the First Amended Plan and/or Second Amended Plan should be given an opportunity to change such votes or, if such Creditors did not previously vote on the First Amended Plan and the Second Amended Plan, should be given the opportunity to vote to accept or reject the Third Amended Plan; and after due deliberation and sufficient cause appearing therefor, it is

                   ORDERED that the Motion be, and it hereby is, granted in all respects; and it is further

                   ORDERED that, in accordance with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017(b), the Second Supplemental Disclosure Statement (and all exhibits and schedules thereto), as the same may be modified to incorporate modifications that do not materially change the Second Supplemental Disclosure Statement or materially affect any rights of a party in interest, be, and it hereby is, approved as containing "adequate information" within the meaning of section 1125(a) of the Bankruptcy Code; and it is further
         ____________________
         1. Unless otherwise defined herein, capitalized terms used herein shall have the same meanings ascribed to them in the Motion.

                   ORDERED that an adjourned hearing to consider confirmation of the Third Amended Plan (the "Confirmation Hearing") incorporating only those modifications set forth in the Second Plan Modification shall be held before the Honorable Tina L. Brozman, Chief United States Bankruptcy Judge, in Room 723 of the United States Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York on March 18, 1997, at 2:00 p.m., or as soon thereafter as counsel may be heard; and it is further

                   ORDERED that the Confirmation Hearing may be adjourned from time to time by the Court without prior notice to holders of claims, holders of equity interests or parties in interest other than the announcement of the adjourned hearing date at the Confirmation Hearing; and it is further

                   ORDERED that the forms of ballot for re-solicitation of acceptance or rejection the Third Amended Plan (collectively, the "New Ballots," and individually, a "New Ballot") and balloting instructions, substantially in the form annexed hereto as Exhibit "C", be, and each of them hereby is, approved in all respects pursuant to Bankruptcy Rule 3018(c) as conforming with Official Form No. 14; and it is further

                   ORDERED that, pursuant to section 1127(d) of the Bankruptcy Code, all votes cast to either accept or reject the First Amended Plan or the Second Amended Plan will be deemed to be votes cast to either accept or reject the Third Amended Plan, including an election by holders of Class 6 (General Unsecured Claims) to be treated as holders of Class 7 (Convenience Claims), unless a New Ballot changing the vote with respect to the First Amended Plan or the Second Amended Plan is timely returned to the Balloting Agent; and it further

                   ORDERED that, in order to be counted as a vote to accept or reject the Third Amended Plan, a New Ballot must be properly executed, completed and delivered to the Balloting Agent by (i) mail at Leslie Fay Plan Ballots, P.O. Box 1436, New York, New York 10018-1436, Attn: John J. Caliolo, or (ii) overnight courier or personal delivery at Leslie Fay Plan Ballots, 1412 Broadway, New York, New York 10018-5281, Attn:
         John J. Caliolo, so that it is actually received by the Balloting Agent no later than 5:00 p.m., Eastern Standard Time, on March 14, 1997 (the "Voting Deadline"); and it is further

                   ORDERED that (i) any executed New Ballot which does not indicate an acceptance or rejection of the Third Amended Plan shall be counted as an acceptance of the Third Amended Plan, (ii) notwithstanding the provisions of Bankruptcy Rule 3018(a), in the event that a holder of a Claim casts more than one New Ballot prior to the Voting Deadline with respect to a single Claim, the last New Ballot received by the Balloting Agent prior to the Voting Deadline shall supersede any prior New Ballots, (iii) any New Ballot that partially rejects and partially accepts the Third Amended Plan will not be counted, and (iv) any vote indicated on a New Ballot on which the convenience claim election is made will not be counted for purposes of accepting or rejecting the Third Amended Plan; and it is further

                   ORDERED that objections, if any, to confirmation of the Third Amended Plan relating solely to the modifications set forth in the Second Plan Modification must be in writing, state the name and address of the objecting party and the nature of the claim or interest of such party, state with particularity the basis and nature of each objection to the proposed modification to the Second Amended Plan and be filed, together with proof of service, with the Court (with two (2) copies delivered to Chambers) and served upon (a) Weil, Gotshal & Manges LLP, Attorneys for the Debtors, 767 Fifth Avenue, New York, New York 10153, Attn: Alan B. Miller, Esq., (b) Wachtell, Lipton, Rosen & Katz, Attorneys for Creditors' Committee, 51 West 52nd Street, New York, New York 10019, Attn:
         Chaim J. Fortgang, Esq., (c) Bingham, Dana & Gould, Attorneys for the DIP Lenders, 150 Federal Street, Boston, Massachusetts 02110-1726, Attn: Robert A.J. Barry, Jr., Esq. and (d) the Office of the United States Trustee, 80 Broad Street, 3rd Floor, New York, New York 10004, Attn: Diana Adams, Esq., so as to be received no later than 5:00 p.m., Eastern Standard Time, on March 14, 1997 (the "Objection Deadline"); and it is further

                   ORDERED that any objection or response to confirmation of the Third Amended Plan that (i) addresses matters other than those addressed in the Second Plan Modification or (ii) is not timely filed and served as set forth in the foregoing decretal paragraph will not be considered by the Court; and it is further

                   ORDERED that the Debtors be, and they hereby are, authorized to mail, or cause to be mailed, by first-class mail, no later than March 4, 1997, the Second Supplemental Disclosure Statement, together with all exhibits thereto, including the Second Plan Modification, in the form filed with the Court prior to the date of the mailing, to the following persons or entities, unless such person or entity receives a Re-Solicitation Package (as defined below) pursuant to this Order:
         (i) all persons or entities that have filed proofs of claim on or before the Record Date, other than any person or entity that has filed with the Court a notice (or notices) of transfer of claim under Bankruptcy Rule 3001(e) on or before the Record Date reflecting the transfer of all of such holder's Claims;
         (ii) all persons or entities listed in the Schedules as Creditors and all amendments thereto through the Record Date, other than any person or entity that has filed with the Court a notice (or notices) of transfer of claim under Bankruptcy Rule 3001(e) on or before the Record Date reflecting the transfer of all of such holder's Claims; (iii) all other known holders of Claims against the Debtors, if any, as of the Record Date; (iv) all persons or entities that have acquired a Claim pursuant to a notice of the transfer of a claim under Bankruptcy Rule 3001(e) filed with the Court on or before the Record Date; (v) all parties in interest that have filed a notice pursuant to Bankruptcy Rule 2002 in the Debtors' chapter 11 cases on or before the Record Date; (vi) the Office of the United States Trustee; (vii) the Securities and Exchange Commission; (viii) the District Director of the Internal Revenue Service for the Southern District of New York; and (ix) any other party as may be entitled to notice in accordance with Bankruptcy Rule 2002; and it is further

                   ORDERED that the Debtors be, and they hereby are, not required to mail the Second Supplemental Disclosure Statement to any known Equity Interest holders of the Debtors as of the Record Date; and it is further

                   ORDERED that the Debtors be, and they hereby are, authorized to mail, or cause to be mailed, by first-class mail, no later than March 4, 1997, to the holders of record on the Record Date of all Claims that are entitled to vote to accept or reject the Third Amended Plan, (a) the Second Supplemental Disclosure Statement and all exhibits and attachments thereto, including, without limitation, the Second Plan Modification and
         (b) a New Ballot (collectively, the "Re-Solicitation Package"); provided, however, that Re-Solicitation Packages for (i) holders of Claims against, or interests in, any Debtor placed within a class under the Third Amended Plan that is deemed to accept or reject the Plan under sections 1126(f) or 1126(g) of the Bankruptcy Code, and (ii) holders of Claims that have been objected to by the Debtors, shall not include a New Ballot; and it is further

                   ORDERED that the provision for notice in accordance with the procedures set forth in this Order shall be deemed good and sufficient notice of the Confirmation Hearing, the time fixed for filing objections to the Third Amended Plan and the time within which holders of Claims may vote to accept or reject the Third Amended Plan and elect alternative distributions with respect thereto; and it is further

                   ORDERED that the Debtors are not required to mail Re-Solicitation Packages to any individual or entity at an address from which the First Solicitation Package and/or the Second Solicitation Package was returned by the United States Postal Service as undeliverable, unless the Debtors were provided with an accurate address by such individual or entity prior to February 25, 1997; and it is further

                   ORDERED that the Debtors be, and they hereby are, authorized and empowered to take such steps and perform such acts as may be necessary to implement and effectuate this Order; and it is further

                   ORDERED that the foregoing constitutes the findings of fact and conclusions of law of the Court pursuant to Federal Rule of Civil Procedure 52, as made applicable herein by Bankruptcy Rule 7052; and it further

                   ORDERED that the requirement of Local Bankruptcy Rule 9013-1(b) requiring the filing of a memorandum of law in support of the Motion is hereby waived.

         Dated:    New York, New York
                   March 3, 1997


                                   /s/ Tina L. Brozman
                                  ------------------------------
                                  United States Bankruptcy Judge

         CONSENTED TO:




          /s/ Chaim J. Fortgang
         --------------------------
         CHAIM J. FORTGANG (CF 0895)
         A Member of the Firm

         WACHTELL, LIPTON, ROSEN & KATZ
         Attorneys for the Official
           Committee of Unsecured Creditors
           of The Leslie Fay Companies, Inc.
         51 West 52nd Street
         New York, New York  10019
         (212) 403-1000



            Exhibits To Order Approving Second Supplemental Disclosure
                    Statement and Establishing Procedures for
                      Solicitation and Tabulation of Votes:

         Exhibit A      Second Supplemental Disclosure Statement
                        [Intentionally Omitted]

         Exhibit B      Second Plan Modification [Intentionally Omitted]

         Exhibit C      Proposed Form of New Ballots [Intentionally
                        Omitted]